Exhibit 23

Consent of Independent Registering Public Accounting Firm

The Plan Administrator
Acxiom Corporation Retirement Savings Plan:

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-17115, 33-37610, 33-37609, 33-42351, 33-72310, 333-158005, 333-63633, 333-91395, 333-40114, 333-68620, 333-98613, 333-108900, 333-124901, 333-127743, 333-136919, 333-151333, 333-148708, 333-148946, and 333-57470) of Acxiom Corporation Retirement Savings Plan of our report dated June 28, 2010, with respect to the statements of net assets available for benefits of the Acxiom Corporation Retirement Savings Plan as of December 31, 2009 and 2008, and the related statement of changes in net assets available for benefits for the year ended December 31, 2009, and the related Schedule H, Line 4i – Schedule of Assets (Held at End of Year), which report appears in the December 31, 2009 annual report on Form 11-K of the Acxiom Corporation Retirement Savings Plan.

  /s/  KPMG LLP

Dallas, Texas
June 28, 2010